SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces the Signing of Phoenix Resources Technologies, Inc. as New Client

ST. PETERSBURG, Fla., Feb. 1 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news) is announcing the addition of Phoenix Resources Technologies, Inc. (OTC Bulletin Board: PRTI - news) as the newest client to join ISMR's services.

Phoenix Resources Technologies, Inc. has a plan to market a totally new and innovative Internet software application named DBPanacea. Management feels that this Fully Developed Software package could quite quickly become the world leader with Internet companies who process millions of purchase transactions online as well as with the army of professionals who develop Internet business packages for major corporations. To receive investor information, please contact Kathryn Jensen at Stockcom, Inc., 843-681-4246 or 877-878-6909, or e-mail, CEO@stockpr.com.

For online investor information, go to
www.internetstockmarket.com/corpprof/p/prti.html .

To receive updates on ISMR's Emerging Companies, subscribe at www.internetstockmarket.com/listed/inquiry.html .

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid, up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc. herewith states that no other company mentioned in this release is related to Phoenix Resources Technologies, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres.
Ph: 727-896-9696, or e-mail, morrisb@internetstockmarket.com, or visit the web site:
www.internetstockmarket.com .

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.

SOURCE: Internet Stock Market Resources, Inc.